STOCK  PURCHASE  AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made as of the 7th day of September, 2000, by and between The Kushner-Locke Company (the "Seller"), a California corporation and Pequot Private Equity Fund II, L.P., a limited partnership organized under the laws of Delaware (together with any of its Affiliate, the "Purchasers" and each a "Purchaser"). The Purchasers collectively and the Seller individually shall sometimes be referred to respectively as a "party".

     Whereas, the Seller and US SEARCH.com Inc., a Delaware corporation ("the Company"), have entered into that certain Stock Purchase Agreement, dated
September  7,  2000  (the  "USS  Stock  Purchase  Agreement").

     Whereas, the Seller desires to sell, and the Purchasers desire to purchase, stock of the Company as herein described, on the terms and conditions hereinafter set forth.

     Now,  therefore,  it  is  agreed  between  the  parties  as  follows:

     1. Purchase and Sale of Stock. The Purchasers hereby agree to purchase from the Seller, and the Seller hereby agrees to sell to the Purchasers, an aggregate of Three Million Five Hundred Thousand (3,500,000) shares of common stock, par value $.001, of the Company (the "Common Stock"), at a price equal to $1.20 per share, for an aggregate purchase price of $4,200,000 (the "Purchase Price"). The number of shares of Common Stock to be purchased by any Purchaser is set forth opposite such Purchaser's name on the signature page of this Agreement. The closing hereunder, including payment for and delivery of the Common Stock (together with stock assignments separate from certificate, duly endorsed in blank) shall occur at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019 following the execution of this Agreement, and satisfaction of the conditions described in Section 9 of this Agreement, (the "Closing"), or at such other time and place as the parties may mutually agree.

     2. Limitations on Transfer. The Purchasers shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

     3. Restrictive Legends. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."
          (b)     Any  legend  required  by  federal  or  state securities laws.

4. Investment Representations. Each Purchaser understands that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each Purchaser also understands that the Common Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchasers' representations contained in this Agreement. Each Purchaser hereby represents and warrants as follows:

                    (a) Purchasers Bear Economic Risk. Each Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company and has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Each Purchaser acknowledges that it will be required to hold the Common Stock indefinitely, until the Common Stock is registered pursuant to the Securities Act, or an exemption from registration is available. Each Purchaser understands that the Company has no present intention of registering the Common Stock. Each Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Common Stock under the circumstances, in the amounts or at the times such Purchaser might propose.

                    (b) Acquisition for Own Account. Each Purchaser is acquiring the Common Stock for such Purchaser's own account for investment only, and not with a view towards its distribution, subject to the condition that the disposition of such Purchaser's property is at all times within its control, subject to compliance with applicable law.

                    (c) Purchasers Can Protect their Interest. By reason of each Purchaser's business or financial experience, such Purchaser has the capacity to protect such Purchaser's own interests in connection with the transaction contemplated in this Agreement. Further, each Purchaser is aware of no publication of any public advertisement in connection with the transaction contemplated in the Agreement prior to the date hereof.

                    (d) Accredited Investor. Each Purchaser represents that it is an accredited investor within the meaning of Rule 501 under the Securities Act.

                    (e) Company Information. Each Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Each Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                    (f) Affiliate. Each Purchaser acknowledges that Seller has advised it that Seller is an "affiliate" (within the meaning of the Securities Act) of the Company.

                    (g) Rule 144. Each Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company and the resale occurring following the required holding period under Rule 144.

                    (h) Due Diligence Investigation. Each Purchaser and such Purchaser's representatives have been solely responsible for such Purchaser's own "due diligence" investigation in connection the purchase of the Common Stock, for its own analysis of the merits and risks of this investment, and for such Purchaser's own analysis of the fairness and desirability of the terms of the investment; provided, however, that the foregoing, does not limit or modify the representations and warranties of the Seller set forth herein or the right of such Purchaser to rely thereon. In taking any action or performing any role relative to the arranging of the proposed investment, each Purchaser has acted solely in such Purchaser's own interest, and neither such Purchaser nor any of such Purchaser's agents or employees has acted as an agent of the Seller.

               5. Representation and Warranties of the Seller. In connection with this Agreement, the Seller hereby represents and warrants to each Purchaser as follows:

                    (a) Authorization. The Seller has the power, capacity and authority to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by the Seller of this Agreement, and the consummation by the Seller of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Seller.

                    (b) No Conflicts. The execution, delivery and performance of this Agreement by the Seller will not (i) conflict with or violate the articles of incorporation or bylaws of the Seller, (ii) violate any law by which the Seller is bound, and (iii) result in a breach or violation of, or constitute a default under, any material contract to which the Seller is a party.

                    (c) Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

                    (d) Title to Common Stock. The Seller is the record owner of the Common Stock and owns such Common Stock beneficially, free and clear of any liens, claims, rights, pledges, charges, third party rights, security interests, restrictions or other encumbrances (other than any of the foregoing that are identified on Schedule 5(d) hereto, all of which will be released prior to the Closing and restrictions arising under applicable securities laws) and at the Closing will have the absolute and unrestricted right, power, authority and capacity to sell, assign and transfer the Common Stock to the Purchasers.

                    (e) Consents. With the exception of any consent required under the HSR Act (as defined in Section 8(c)(2) of this Agreement) or the termination of any applicable waiting period thereunder, no consent, approval or authorization of any governmental authority or of any third party is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby. The consent to the transactions contemplated in this Agreement that is required by the Seller from [___________] under the Credit, Security, Guaranty and Pledge Agreement (the "Credit Agreement"), dated as of June 19, 1996, as amended, among the Seller, the Guarantors named therein, the lenders named therein and The Chase Manhattan Bank, N.A. (formerly Chemical Bank) as Agent (as defined therein) and as Fronting Bank (as defined therein) for the lenders is in effect as of the date hereof, the Seller has provided the Purchasers with evidence thereof prior to the date hereof, such consent will remain in effect at the Closing, and any additional consents, releases or other instruments required to prevent an Event of Default (as defined in the Credit Agreement) under the Credit Agreement will be obtained and be in effect prior to and upon the Closing.

                    (f) Advertisement. Seller has not made, whether on its own or through an intermediary, any public advertisement in connection with the transactions contemplated in this Agreement, nor is Seller aware of any public advertisement by other parties in connection herewith.

                    (g) No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

     6. Representations and Warranties of Seller relating to the Company. Seller hereby represents and warrants to each Purchaser, with respect to the Company, as follows, in each case solely and only to the extent that Seller has actual knowledge (without independent investigation or verification) relating to each of the following:

     SEC  Documents;  Financial  Statements.

     (1) Since June 24, 1999, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") (including all exhibits thereto) required under the Securities Act or the Exchange Act of 1934, as amended or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and of the Exchange Act of 1934, as amended and in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (2) The financial statements contained in the SEC Documents: (i) comply as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the Commission, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the periods covered thereby.

     (3) No representation or warranty of the Company contained in any document, certificate or written statement furnished or made available to such Purchaser by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement and the USS Stock Purchase Agreement contains any untrue statement of a material fact or omits to state any material fact (known to the Company, in the case of information not furnished by them) necessary in order to make the statements contained herein, therein or in the USS Stock Purchase Agreement not misleading in light of the circumstances in which the same were made. There are no facts known to the Seller or any affiliates of the Seller (other than matters of a general economic nature) as to which they have concluded would be expected to have a material adverse effect upon the business operations, assets or condition (financial or other) of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and that have not been disclosed in the SEC Documents, this Agreement, the USS Stock Purchase Agreement or in such other documents, certificates and statements furnished to such Purchaser for use in connection with the transactions contemplated by this Agreement.

               7. Additional Representations and Warranties of each Purchaser. In connection with this Agreement, each Purchaser represents and warrants to the Seller as follows:

                    (a) Authorization. Each Purchaser has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each Purchaser of this Agreement, and the consummation by such Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary partnership action by such Purchaser.

                    (b) Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.
                    (c) Organization and Good Standing. Pequot Private Equity Fund II, L.P. has been duly organized and is existing as a limited partnership in good standing under the laws of Delaware and each Affiliate of Pequot Private Equity Fund II, L.P. that is a party to this Agreement is an entity validly existing and in good standing under the laws of its jurisdiction of incorporation.
                    (d) No Brokers or Finders. No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company or Seller for any commission, fee or other compensation as a finder or broker, or in any similar capacity

               8.     Covenants.

                    (a) No Sale; Pledge. The Seller hereby covenants and agrees with each Purchaser that, subject to its fiduciary obligations, during the period between the date of this Agreement and the Closing, it shall not sell, transfer, assign or otherwise dispose of the Common Stock nor shall it pledge or encumber the Common Stock, nor shall it grant any other rights with respect to the Common Stock.

                    (b) No Solicitation. The Seller shall not, nor shall it authorize or permit any of its officers, directors, employees, representatives or agents to, directly or indirectly solicit, initiate or encourage any actions or inquiries that may reasonably be expected to lead to the making of a proposal for the transfer of the Common Stock other than as contemplated in this Agreement. The Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than a Purchaser with respect to any of the foregoing.

                    (c)     Reasonable  Commercial  Efforts; Additional Actions.

     (1) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall cooperate and shall use its reasonable commercial efforts to take, or cause to be taken, all action, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to effect promptly and prosecute diligently (including responding to all reasonable requests for supplemental information) all approvals, filings and/or notices required under any applicable laws for the consummation of the transactions contemplated by this Agreement.

     (2) Without limiting any of the foregoing, Seller will cooperate and diligently assist each Purchaser and the Company and, if required, each Purchaser and the Company will cooperate and diligently assist the Seller, with all filings and reports with the Federal Trade Commission, the United States Department of Justice and any other authority in order to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all applicable rules and regulations and any similar state acts (collectively, the "HSR Act"). Seller and each Purchaser shall promptly furnish all materials thereafter required by any authority having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such authorities, as may be required under the HSR Act or other federal or state antitrust laws for the consummation of the transactions contemplated by this Agreement and by the USS Stock Purchase Agreement. The Seller and each Purchaser shall promptly notify each other upon receipt of any communication or response from the Federal Trade Commission, the United States Department of Justice and any other authority having jurisdiction over the HSR Act of any determination or finding with respect to the filings under the HSR Act that are contemplated hereunder.

     (3) The Seller and each Purchaser acknowledge that pursuant to the USS Purchase Agreement, the Company shall pay all filing and similar fees related to compliance with the HSR Act in connection with the transactions contemplated by this Agreement and by the USS Stock Purchase Agreement.

                    (d) Changes in Representation and Warranties. Between the date of this Agreement and the Closing, the Seller shall not knowingly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations, warranties or covenants of the Seller herein contained not being true and correct at and as of the Closing in any respect which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Seller's ability to perform its obligations hereunder or under any of the Documents (as defined in the USS Stock Purchase Agreement) to which Seller is a party.

                    (e) Notification of Certain Matters. The Seller shall give notice to each Purchaser, and each Purchaser shall give notice to the Seller, promptly upon becoming aware of (i) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any such notice shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     (f) Consents. The Seller shall take all actions advisable or required to ensure that the transactions contemplated in this Agreement do not and will not give rise to an Event of Default under the Credit Agreement.

               9. Conditions to Closing. The obligation of each party to this Agreement to effect the Closing shall be subject to the fulfillment by the other party of the following additional conditions or the waiver of the fulfillment of such conditions by the party entitled to benefit therefrom:

     (i) the other party shall have performed in all material respects the covenants and obligations required to be performed under this Agreement at or prior to the Closing;

     (ii) the waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement and by the USS Stock Purchase Agreement under the HSR Act shall have expired or been terminated;

     (iii) the First Closing under, and as defined in, the USS Stock Purchase Agreement shall have occurred;

     (iv) the representations and warranties of the other party contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made on and as of such date (except to the extent any such representation and warranty by its terms relates to a prior date);

     (v) the Seller shall have performed in all respects all obligations and agreements, and complied in all respects with all covenants, contained in this Agreement, to be performed and complied with by it at or prior to the Closing;

     (vi) the Seller and the Purchasers shall have executed the Escrow Agreement in the form attached hereto as Exhibit A, the Stockholders Agreement, the Right of First Refusal Agreement;

     (vii) a letter in the form attached hereto as Exhibit B, addressed to U.S. Trust Company of California, N.A. and dated as of September 7, 2000, shall have been executed by the Seller, U.S. Trust Company of California, N.A. and certain other parties identified therein;

     (viii) Paul Hastings Janofsky & Walker LLP shall have delivered to the Purchasers two (2) opinions, one of which shall be dated as of the First Closing and the other dated as of the Closing, addressed to the Purchasers in form and substance satisfactory to the Purchasers;

     (ix) all governmental, regulatory and third-party consents or clearances necessary for the consummation of all of the transactions contemplated by the Documents to which Seller is a party shall have been obtained and shall be in full force and effect; and

     (x) the Seller shall have provided each Purchaser with a copy of a resolution duly adopted by the Board of Directors of Seller, certified as such by the Seller's Secretary, authorizing the execution of this Agreement and any other agreements arising in connection herewith and the Closing hereunder.

     The Closing shall occur no later than two (2) business days following the satisfaction of the foregoing conditions unless the parties hereto shall agree that the Closing shall occur at another time.

     10.     Miscellaneous.

                    (a) Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings assigned to them in the USS Stock Purchase Agreement.


     (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Seller and, subject to the restrictions on transfer herein set forth, be binding upon each Purchaser and such Purchaser's successors, and assigns.

                    (c) Attorneys' Fees. Should any party to this agreement institute any legal action against the other party to enforce provisions hereof (including any claim for breaches of representations and warranties), the prevailing party in such action shall be entitled to receive from the losing party, in addition to any other relief to which the prevailing party may be entitled, all reasonable attorneys' fees and court costs.

               (d) Expenses. The Seller and each Purchaser shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby.

               (e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court in New York City.

                    (f)     Jurisdiction,  Venue,  Service  of  Process.

     (1) Each party hereto hereby expressly consents to personal jurisdiction and venue in all federal and state courts sitting in New York City and all federal and state courts sitting in New York City in connection with any suit, action or proceeding relating to any provision of, or based on any matter arising out of or in connection with, this Agreement , any instrument or document referred to herein or related hereto. each party hereto hereby expressly agrees that any process or notice of motion or other application to any of the foregoing courts or a judge of such courts may be served upon the sole shareholder within or without such courts jurisdiction by registered or certified mail.

     (2) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to any provision of, or based on any matter arising out of or in connection with, this Agreement , any instrument or document referred to herein or related hereto, brought in any federal or state court sitting in New York City and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (3) Notwithstanding the foregoing, any party hereto and their successors and assigns may sue any other party hereto and their successors and assigns in any jurisdiction where such other party or any of its or their assets may be found and may service legal process upon such other party in any other manner permitted by law.

                    (g)     Indemnification.

     (1) The Purchasers hereby agree to indemnify, defend and hold harmless the Seller and its officers, directors, agents, affiliates and shareholders from and against, any and all liability, damage, loss, cost or expense incurred on account of or arising out of any breach of any of the Purchasers' representations, warranties, covenants and agreements contained in this Agreement.

     (2) The Seller hereby agrees to indemnify, defend and hold harmless the Purchasers and their respective officers, directors, agents, affiliates and shareholders from and against, any and all liability, damage, loss, cost or expense incurred on account of or arising out of any breach of any of the Seller's representations, warranties, covenants and agreements contained in this Agreement.


               (h) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

                    (i) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

                    (j) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
                    (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, which agreement shall be enforceable against the parties actually executing such counterpart. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.
                    (l) Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented, whether before or after the closing hereof, only by a written agreement signed by each of the parties hereto.

                    (m) Specific Performance. In addition to any other remedies which the Purchasers (or any of them) may have at law or in equity, the Seller hereby acknowledges that the Seller, its subsidiaries and the Common Stock are unique, and that the harm to the Purchasers (or any of them) resulting from breaches by the Seller of its obligations hereunder cannot be adequately compensated by damages. Accordingly, the Seller agrees that the Purchasers (or any of them) shall have the right to have all obligations, under-takings, agreements, covenants and other provisions of this Agreement specifically performed by the Seller, and the Purchasers (or any of them) shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America, any state or other political subdivision thereof or any other applicable jurisdiction.

     (n) Notices. Any notice, response or other communication required or permitted hereunder shall be effectively given, in the case of a communication to a Purchaser, to the attention of both David Malat, the Chief Accounting Officer of each Purchaser's Investment Manager and to Carol Holley, the Vice President of each Purchaser's Investment Manager, or to such other person or persons as shall have been designated in writing to Kushner-Locke by a Purchaser, and, in the case of a communication to Kushner-Locke, to the attention of Donald Kushner and Peter Locke. Such notice, response or other communication shall be by personal delivery to the applicable party's address, as indicated below that party's signature to this Agreement, by facsimile transmission to the number to shown below the applicable party's signature to this Agreement, or by Federal Express or similar service for overnight delivery to the party's address, as indicated below that party's signature to this Agreement. In the event of personal delivery, such communication shall be deemed effectively given as of the date upon which it shall have been delivered to both David Malat, the Chief Accounting Officer of each Purchaser's Investment Manager and to Carol Holley, the Vice President of each Purchaser's Investment Manager, or to such other person or persons as shall have been designated in writing to Kushner-Locke by a Purchaser. In the event of any other personal delivery and of delivery by facsimile delivery, such communications shall be deemed effectively given as of the date of such personal or facsimile delivery. In the event of personal delivery by Federal Express or similar service for overnight delivery, such communication shall be deemed effectively given upon receipt. Any party to this Agreement may designate by ten (10) days' advance written notice to the other party hereto by registered or certified mail with postage and fees prepaid, addressed to the attention of Donald Kushner and Peter Locke at the address shown below or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

     (o) Termination of Agreement and of Representations and Warranties of Seller Relating to the Company. This Agreement may be terminated at any time by either party (the "Terminating Party") if the conditions described in Section 9 hereof have not been satisfied on or before sixty (60) days following the date hereof, unless the failure to satisfy such conditions and to consummate the Closing is the result of a breach of this Agreement by the Terminating Party or any affiliate of such party, in which case the Terminating Party shall not be authorized to terminate this Agreement. The Representations and Warranties of Seller Relating to the Company shall terminate upon the Closing of this Agreement.

          In Witness Whereof, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.


     Number  of  shares  of  Common  Stock  to  be  Purchased

     THE  KUSHNER-LOCKE  COMPANY



     By:
     Name:  Donald  Kushner
     Title:    Co-Chief  Executive  Officer
     Address:  11601  Wilshire  Boulevard
      21st  Floor
      Los  Angeles,  California  90025
          Facsimile:  (310)  481-2101



     PEQUOT  PRIVATE  EQUITY  FUND  II,  L.P.
     By:  PEQUOT  CAPITAL  MANAGEMENT,  INC.,
     its  Investment  Manager


     By:
     Name:  Kevin  E.  O'Brien
     Title:  General  Counsel
     Address:  500  Nyala  Farm  Road
            Westport,  CT  06880
     3,500,000     Facsimile:  (203)  429-2420